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                                                                   EXHIBIT 23.15

                              CONSENT OF APPRAISER

  We hereby consent to the references made to us by United Air Lines, Inc., under the caption "CERTAIN RISK FACTORS--Fraudulent Conveyance" in the Prospectus constituting a part of this Registration Statement on Form S-3. In addition, we consent to the filing of our appraisal report referred to therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          AMERICAN APPRAISAL ASSOCIATES, INC.

                                                 Ronald M. Goergen
                                          By: _____________________________
                                            Name: Ronald M. Goergen
                                            Title: President

Milwaukee, Wisconsin
Date: May 26, 1994